EXHIBIT 23.1


                       AKIN, DOHERTY, KLEIN & FEUGE, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       8610 NORTH NEW BRAUNFELS, SUITE 101
                            SAN ANTONIO, TEXAS  78217
                             TELEPHONE: 210 829-1300
                                FAX: 210 829-4080

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants for Payment Data Systems, Inc. (the "Company"), we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 2, 2004, except for Note 16, to which the date is March 15, 2004, included in the Company's Form 10-K for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

/s/  Akin,  Doherty,  Klein  &  Feuge

Akin,  Doherty,  Klein  &  Feuge,  P.C.
San  Antonio,  Texas



By:      /s/  Thomas  A.  Akin


Date:  January  26,  2005